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                                 EXHIBIT 23.2
                                 ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      We hereby consent to the inclusion in the Registration Statement on Form S-4 of Valley National Corporation, of our report dated February 19, 1998, on the consolidated statements of financial condition of Valley National Corporation and Subsidiary as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus.


      We hereby consent to the inclusion of our tax opinion as Appendix D to the Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus.

                                   /s/ Schauer Taylor Cox & Edwards, P.C.
                                       Schauer, Taylor, Cox & Edwards, P.C.

Birmingham, Alabama
July 20, 1998

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